SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 26, 2003

LIBERATE TECHNOLOGIES

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26565	94-3245315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Circle Star Way, San Carlos, California		94070-6200
(Address of Principal Executive Offices)		(Zip Code)

Company’s telephone number, including area code: (650) 701-4000

Not applicable
(Former Name or Former Address, if Changed Since Last Report.)

Item 5. Other Events and Required FD Disclosure.

In September 2003, Liberate Technologies announced that it was actively exploring the sale of its OSS division.  On November 26, 2003, Liberate closed the sale of this division and its assets to Sigma Software Solutions Inc. and affiliated entities.  The purchase price included approximately $3.6 million in cash and the assumption of approximately $7.0 million of lease obligations and other liabilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERATE TECHNOLOGIES

Date: December 1, 2003	By:	/s/ Gregory S. Wood
	Name:	Gregory S. Wood
	Title:	Executive Vice President and Chief Financial Officer